FIRST AMENDMENT to ASSET PURCHASE AGREEMENT and AGREEMENT

This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT AND AGREEMENT (this “Amendment”) is entered into as of September 30, 2013, by and between Hooper Holmes, Inc. (“Seller”) and Piston Acquisition, Inc. (“Buyer”).

WHEREAS, Buyer and Seller are parties to that certain Asset Purchase Agreement dated as of August 15, 2013 (the “APA”). Terms used but not otherwise defined herein shall have the respective meanings specified in the APA; and

WHEREAS, Buyer and Seller desire to amend the APA and make such further agreements in accordance with the terms below;

NOW THEREFORE, in consideration of the foregoing and of the agreements contained herein, the parties hereto agree as follows:

1.    The Contracts listed on Schedule A attached hereto are hereby deemed to be “Excluded Contracts” as further set forth on such schedule.

2.     The Leases listed on Schedule B attached hereto shall not be assumed by Buyer and are hereby deemed to be “Excluded Leases.” For clarity, the Leases set forth on such Schedule B shall comprise all of the Leases that are the subject matter of Section 7.2.3(a) of the APA (as amended by this Amendment).

3.     The last sentence of Section 3.16.4 of the APA is hereby deleted in its entirety, effective as of the date of the APA, and replaced with the following sentence:

“As of the date hereof and at all times between the date hereof and the earlier of (i) September 20, 2013, (ii) the Closing Date and (iii) the termination of this Agreement in accordance with its terms, Seller has not incurred and will not incur any WARN Obligations.”

4.    The following language is hereby inserted immediately following Section 5.4.4 of the APA:

“5.4.5    Without limitation of any other obligation or Liability of Seller under this Agreement, in the event that the Closing occurs and Buyer incurs any Losses relating to any Inquiry, regardless of whether such Inquiry is commenced before or at any time after the Closing Date (but within 18 months following the Closing Date), Seller covenants and agrees to pay for one-half of all such Losses; provided, however, that Seller’s liability under this Section 5.4.5 shall not exceed One Hundred Thousand Dollars ($100,000), which such amount shall constitute Seller’s sole and exclusive obligation (and Buyer’s sole and exclusive remedy) under this Section 5.4.5, provided that Seller is not otherwise in breach of the terms of this Agreement; provided, further, however, that all Losses required to be paid by Seller under this Section 5.4.5 which relate to out of pocket costs or expenses shall be documented. For clarity, Buyer shall be entitled to apply the Holdback toward the payment of Seller’s obligations under this Section 5.4.5.”

5.    Buyer confirms that, as of the Closing, it has not incurred any Losses of which it is aware that are currently subject to reimbursement pursuant to Section 5.4.5 of the APA.

6.    Notwithstanding anything to the contrary in the APA, Seller and Buyer shall continue to cooperate on and after the Closing (consistent with the standards, terms and conditions applicable prior to the Closing under the APA) with respect to seeking and obtaining all Consents in connection with the Transactions (other than Consents that Buyer has approved in writing that Seller need not pursue (including on Schedule A attached hereto)).

7.    Schedule 2.1.10 of the Seller’s Disclosure Schedules are hereby amended to delete the security deposits relating to the Leases listed on Schedule B attached hereto.

8.    (a)    Section 7.2.3 of the APA is hereby deleted in its entirety and replaced with the following:

“7.2.3    Transferred Assets. Possession of, and physical control over, all Transferred Assets; provided, however, that (a) with respect to all Transferred Assets that are located at any facilities that are designated by Buyer prior to the Closing as “Excluded Leases,” Seller shall assure that (i) all such Transferred Assets are promptly and safely relocated, at Seller’s expense, to a location designated in writing by Buyer and (ii) Buyer or its designees are granted access promptly upon request to all such Transferred Assets; and (b) with respect to the originals of all Business Contracts and files and records included within the Transferred Assets (other than Business Contracts and files and records that are the subject matter of clause (a) of this Section 7.2.3), it shall be sufficient that, as of the Closing, Buyer have primary control over such Contracts (and Seller shall, at Seller’s expense, maintain and preserve such Contracts and files and records consistent with the terms of the APA and, upon written request from Buyer, deliver possession thereof to Buyer or its designee(s) within 3 Business Days (or earlier if practicable) in a manner mutually-agreed by Seller and Buyer).”

(b)    The last sentence of Section 3.6.2 of the APA is hereby amended by reference to Section 7.2.3(a) of the APA.

9.    For purposes of the APA, the terms “Closing” and “Closing Date” shall be deemed to mean 11:59 pm Eastern Time on the Closing Date.

10.    (a)    Prior to the Closing, Seller has disclosed to Buyer pursuant to the terms of the APA certain matters described or referenced on Schedule C attached hereto (collectively, the “Pre-Closing Matters”). If Buyer or its Affiliates in its or their sole discretion elect to pursue, prosecute, defend, settle, compromise, appeal or take any other action with respect to any of the Pre-Closing Matters, Seller covenants and agrees, without limitation of any of Seller’s obligations or Buyer’s rights or remedies under the APA, to cooperate in connection therewith (including, without limitation, joining any Proceeding as a plaintiff (subject to clause (b) below) and memorializing in writing the parties’ common interest privilege) and to pay one-half of all Losses in connection therewith, provided, however, that Seller’s obligations under this Paragraph 10(a) shall not exceed $100,000; provided, further, however, that all Losses required to be paid by Seller under this Paragraph 10(a) which relate to out of pocket costs or expenses shall be documented. For clarity, Buyer shall be entitled to apply the Holdback toward the payment of Seller’s obligations under this Paragraph 10(a).

(b)    In the event Buyer elects to pursue a claim relating to a Pre-Closing Matter and desires to add Seller as a plaintiff, Seller and Buyer shall cooperate to select counsel that is reasonably acceptable to both parties, and the parties shall cooperate to jointly prosecute such claim. Subject to Seller’s agreement in Paragraph 10(a) above (relating to cost sharing), Buyer shall bear the costs and expenses of prosecuting such claim (if Buyer elects to continue to prosecute such claim). Buyer shall control such claim (but Seller may engage its own separate counsel at its sole cost and expense). Buyer may not settle any action on behalf of Seller without Seller’s consent, which shall not be unreasonably withheld, conditioned or delayed. Seller may not settle any action without Buyer’s prior written consent in its sole discretion. For clarity, Buyer shall not be responsible for any Losses relating to the defense or assertion by Seller of any counterclaim or cross claim (or similar claim), all of which Seller shall be solely responsible for (and none of which shall count toward Seller’s agreement in Paragraph 10(a) above (relating to cost sharing)).

11.    Buyer hereby waives Seller’s obligation under Section 7.2.4 of the APA to deliver to Buyer prior to or at Closing the consents contemplated by Item 1 of Schedule 7.2.4 of the Seller’s Disclosure Schedules.

12.    For clarity, and without limitation of any of Seller’s obligations (or Buyer’s rights and remedies) under the APA, Seller hereby confirms that any and all Liabilities under the Assumed Leases, including, without limitation, such Liabilities as may arise in connection with (i) the consummation of the Transactions on the Closing Date or (ii) the occupancy or use by Buyer or its designees of the subject premises without the consent of the applicable landlord (but not including Occupancy Payments as defined hereafter with respect to periods after the Closing Date) shall be Retained Liabilities. “Occupancy Payments” shall mean all rents, charges, maintenance (including common area maintenance) fees and all utility services associated with the subject premises, in each case, to the extent due under any Assumed Lease through expiration of the term of any such Lease (so long as Buyer or its designee have not been prevented from using and occupying such premises pursuant to such Assumed Lease) unless and until such time as such Assumed Lease is duly assigned (in accordance with the terms thereof) to Buyer or its designee (or otherwise superseded by agreement between Buyer or its designee and the applicable landlord). During the applicable periods, Occupancy Payments shall be paid by Buyer or its designee to Seller in monthly installments, in advance, no later than five (5) days prior to the first day of the succeeding calendar month (or if such 5th day is not a Business Day, the next succeeding Business Day). Buyer or its designee, as applicable, agrees to perform, fulfill and observe all of terms, covenants and conditions of the Assumed Leases to be performed and observed by the tenant thereunder (other than terms, covenants and conditions relating to the use and occupancy, assignment, subletting or license of the Assumed Leases which are Retained Liabilities as described in the first sentence of this Paragraph 12).

13.    Except as specifically amended by this Amendment, the APA remains in full force and effect, and all references hereinafter to the APA shall mean the APA as modified by this Amendment. Nothing herein shall be deemed to waive any right or remedy of Buyer, all of which such rights and remedies Buyer hereby reserves. The terms of Article 10 of the APA are hereby incorporated herein, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment, by their respective duly authorized officers, as of the day and year first above written.

HOOPER HOLMES, INC.

By:     /s/ Henry E. Dubois
Name:    Henry E. Dubois
Title:    President and Chief Executive Officer

PISTON ACQUISITION, INC.

By:     /s/ Gary Gelman
Name:    Gary Gelman
Title:    Executive Chairman and Secretary

Signature Page - Amendment to the APA

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment, by their respective duly authorized officers, as of the day and year first above written.

HOOPER HOLMES, INC.

By:     /s/ Henry E. Dubois
Name:    Henry E. Dubois
Title:    President and Chief Executive Officer

PISTON ACQUISITION, INC.

By:     /s/ Gary Gelman
Name:    Gary Gelman
Title:    Executive Chairman and Secretary

Signature Page - Amendment to the APA

SCHEDULE A

Excluded Contracts. Schedule 2.2.5 of the Seller’s Disclosure Schedules is hereby amended by adding the following language after item #2 set forth thereon:

“3.    All “PMD Affiliates” Contracts*, including:

Premier Health Solutions, Inc.
Evansville; Smith Examination Services, Inc.
Highland Health Screenings LLC
Coastal Exams
Statesboro Health Assessments; Health Assessments, Inc.
Springfield; The Parent Company, Inc.
Silver Spring; P & G Goldberg, Inc.
Hagerstown; Medical Services, Inc.
Med Physicals Plus LLC
Spivey Enterprises, Inc
The Parent Company, Inc
Central Texas Paramedical; Express ASAP; ASAP LLC; Exam ASAP

4.    All “PMD Contractor Agreements”*1

5.    All Contracts between Seller or any of its Affiliates and any of the following Persons [bracketed agreements are subject to removal from this list in the event amended per the terms below]:

Genworth; [until such time as this is amended to Buyer’s satisfaction]
John Hancock [until such time as this is amended to Buyer’s satisfaction]
Lincoln Financial [until such time as this is amended to Buyer’s satisfaction]
Prudential; [until such time as this is amended to Buyer’s satisfaction]

RSA Medical LLC*
ExamOne; *
Northwestern Mutual*
GSL*
Ran Chen*

*Seller has no obligation to seek Consents under these Contracts following the Closing Date.

1 As of 9/26/13, there are 319 of these contractor agreements listed in the Project Piston dataroom.

SCHEDULE B

1. Lease relating to 13399 REECK COURT - Southgate, MI 48195 [Detroit MI]

2. Lease relating to 15445 53RD AVENUE SOUTH, SUITE 120 - Tukwila, WA 98188 [Tacoma/Bellevue, WA]

SCHEDULE C

Seller has delivered two cease and desist letters, respectively dated September 25, 2013 and September 26, 2013, to certain third parties. All claims, allegations, demands, and other matters set forth in such letters and all legal theories referenced in such letters or otherwise reasonably related to such claims, allegations , demands or other matters, including, without limitation, to the extent available, breach of contract, breach of duty and/or infringement (and all other claims, allegations, demands and other matters that might not be set forth in such letters but that relate to similar or related facts or circumstances as those from which the claims, allegations, demands and other matters that are set forth in such letters arose) are hereby incorporated by reference into this Schedule C.